AMENDMENT NO. 1

TO NOTE PURCHASE AGREEMENT

AMENDMENT NO. 1, dated as of May 31, 2006 (this “Amendment No. 1”), to the Note Purchase Agreement dated as of April 12, 2001 (the “Note Purchase Agreement”), among X.L. AMERICA, INC., a Delaware corporation (the “Company”), XL CAPITAL LTD, a Cayman Islands exempted limited company, XL INSURANCE (BERMUDA) LTD, a Bermuda limited liability company, XL RE LTD, a Bermuda limited liability company, (XL Capital Ltd, XL Insurance (Bermuda) Ltd. and XL Re Ltd., collectively, the “Guarantors”) and the holders of the notes issued thereunder (the “Noteholders”).

WHEREAS, The Company issued $255 million of its 6.58% Guaranteed Senior Notes due April 12, 2011, and the Guarantors provided Guarantees of such notes, pursuant to the Note Purchase Agreement; and

WHEREAS, Article 17 of the Note Purchase Agreement provides for amendments and waivers in respect of the Note Purchase Agreement, the Notes and the Guarantees with the written consent of the Company, the Guarantors and the Required Holders (being the holders of at least 66 2/3% in principal amount of the Notes at such time outstanding (exclusive of Notes then owned by the Company or any of its Affiliates));

NOW, THEREFORE, in consideration of payment of a fee to the Noteholders in accordance with Section 17.2(b) of the Note Purchase Agreement, as specified by that certain consent solicitation statement of the Company and the Guarantors dated as of May 4, 2006 (as supplemented by those certain letters of X.L. America dated May 19, 2006 and May 24, 2006, the “Solicitation Statement”), the Company, the Guarantors and the Noteholders signatory hereto hereby agree as follows:

Section 1.  Definitions. Except as otherwise defined in this Amendment No. 1, terms defined in the Note Purchase Agreement are used herein as defined therein.

Section 2.  Amendments. Effective as of the date hereof upon the satisfaction of the conditions precedent set forth in Section 5 of this Amendment No. 1, the Note Purchase Agreement is hereby amended as follows:

2.01.  References in the Note Purchase Agreement to “this Agreement” (and indirect references such as “hereunder”, “hereby”, “herein” and “hereof”) shall be deemed to be references to the Note Purchase Agreement as amended hereby.

2.02.  Schedule B of the Note Purchase Agreement is hereby amended by inserting the following definitions (or, in the case of any of the following defined terms that are already defined in the Note Purchase Agreement, by amending and restating in its entirety each such term to read as set forth below) in their proper respective alphabetical locations:

“Consolidated Net Worth” means, at any date, the consolidated stockholders’ equity of XL Capital and its Subsidiaries determined in accordance with GAAP, provided that no interest of XL Capital and its Subsidiaries in SCA or any of its Subsidiaries shall be taken into account in determining such consolidated stockholders’ equity.

“SCA” means Security Capital Assurance Ltd, a Bermuda limited liability company.

“SCA IPO” means the issuance or sale of common shares of SCA to the public pursuant to an effective registration statement filed under the Securities Act of 1933, as amended, in connection with an underwritten offering, as described in the SCA IPO Registration Statement.

“SCA IPO Registration Statement” means the registration statement on Form S-1 filed with the SEC by SCA (Registration No. 333-133066).

“Significant Subsidiary” means, as to any Person, a Subsidiary of such Person that, as of such time, meets the definition of a “significant subsidiary” under Regulation S-X of the SEC; provided, however, that for purposes of this Agreement, from and after the consummation of the SCA IPO, neither SCA nor any of its Subsidiaries shall be a “Significant Subsidiary” of XL Capital.

“Subsidiary” means, with respect to any Person (the “parent”), at any date, any corporation (or similar entity) of which a majority of the shares of outstanding capital stock normally entitled to vote for the election of directors (regardless of any contingency which does or may suspend or dilute the voting rights of such capital stock) is at such time owned directly or indirectly by the parent or one or more subsidiaries of the parent; provided, however, that for purposes of this Agreement, from and after the consummation of the SCA IPO, neither SCA nor any of its Subsidiaries shall be a “Subsidiary” of the Company or any Guarantor.

2.03.  Article 10 of the Note Purchase Agreement is hereby amended by inserting the following new Section 10.5(d):

(d) Asset Dispositions by the Company and/or the Guarantors (together, the “Account Parties”) or any of their respective Subsidiaries to any other Account Party or their respective Subsidiaries; provided, however that, prior to the consummation of the SCA IPO, neither the Company nor any Guarantor nor any of their respective Subsidiaries will make any Asset Disposition to SCA or any Person that is or will become a Subsidiary of SCA other than as described and cross-referenced under the caption “Formation Transactions” in Amendment No. 1 to the SCA IPO Registration Statement filed on Form S-1/A with the SEC as of May 24, 2006.

Section 3.  Waiver. Effective as of the date hereof upon satisfaction of the conditions precedent set forth in Section 5 of this Amendment No. 1, notwithstanding anything in the Note Purchase Agreement to the contrary, the issuance or sale of shares of SCA pursuant to the SCA IPO shall be permitted and shall not be included as an “Asset Disposition” for the purposes of calculating the basket under Section 10.5(b) of the Note Purchase Agreement available to the Company, the Guarantors and their respective Subsidiaries for the calendar year ending December 31, 2006.

Section 4.  Representations and Warranties of the Company and the Guarantors. To induce the Noteholders to execute and deliver this Amendment No. 1 (which representations and warranties shall survive the execution and delivery of this Amendment No. 1), the Company and the Guarantors jointly and severally represent and warrant to the Noteholders (on the date hereof and on the date this Amendment No. 1 becomes effective) that:

(a)  this Amendment No. 1 has been duly authorized, executed and delivered by the Company and each Guarantor and this Agreement (and the Note Purchase Agreement, as amended by this Agreement) constitutes the legal, valid and binding obligation, contract and agreement of the Company and each Guarantor enforceable against each of them in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws or equitable principles relating to or limiting creditors' rights generally;

(b)  the execution, delivery and performance by the Company and each Guarantor of this Amendment No. 1 (i) does not require the consent or approval of any governmental or regulatory body or agency, and (ii) will not (A) violate (1) any provision of law, statute, rule or regulation or the certificate of incorporation, bylaws or other constitutive document of the Company or any Guarantor, (2) any order of any court or any rule, regulation or order of any other agency or government binding upon the Company or any Guarantor, or (3) any provision of any material indenture, agreement or other instrument to which the Company or any Guarantor is a party or by which its properties or assets are or may be bound, including, without limitation, the agreements described in clause (f) (including the agreements that have been amended as described therein) and clause (g) below, or (B) result in a breach or constitute (alone or with due notice or lapse of time or both) a default under any indenture, agreement or other instrument referred to in clause (ii)(A)(3) of this Section 4(b);

(c)  no Default or Event of Default has occurred and is continuing;

(d)  this Agreement, the Solicitation Statement and the documents and other writings delivered by or on behalf of the Company and the Guarantors to the Noteholders and their counsel in connection with the transactions contemplated hereby, taken as a whole, do not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading in light of the circumstances under which they were made;

(e)  none of the equity interests of any Guarantor is owned, directly or indirectly by SCA or any of its Subsidiaries;

(f)  the Company and the Guarantors have entered into the following amendments of their credit facilities with the financial institutions party thereto in connection with the SCA IPO, as more fully set forth in the Forms 8-K filed by XL Capital with the Securities and Exchange Commission on May 11, 2006, May 19, 2006 and May 30, 2006: (a) Amendment No. 2 to Credit Agreement, dated as of May 5, 2006, amending the Three-Year Credit Agreement, dated as of June 23, 2004, with JPMorgan Chase Bank, N.A., as Administrative Agent, and the lenders party thereto, (b) Amendment No. 1 to Credit Agreement, dated as of May 5, 2006, amending the Five-Year Credit Agreement, dated as of June 22, 2005, with JPMorgan Chase Bank, N.A., as Administrative Agent, and the lenders party thereto, (c) Amendment No. 1 to Credit Agreement, dated as of May 9, 2006, amending the Five-Year Credit Agreement, dated as of June 22, 2005, with Bear Stearns Corporate Lending Inc. and the lenders party thereto, (d) Amendment No. 1, dated as of May 15, 2006, to the 364-Day Credit Agreement, dated as of December 23, 2005, with Deutsche Bank AG New York Branch, as the Lender, (e) the Letter of Amendment, dated as of May 16, 2006, to the Letter of Credit Facility and Reimbursement Agreement, dated as of March 14, 2006, with Citibank International plc, as Agent and Security Trustee and the lenders party thereto and (f) the Amendment Agreement, dated as of May 26, 2006, amending the Master Standby Letter of Credit and Reimbursement Agreement, dated as of September 30, 2006, with National Australia Bank Limited, New York Branch; each of such amendments are in full force and effect and no fee of any kind has been or will be paid to any of such institutions in connection with such amendments and no amendment of any other agreement relating to Indebtedness of the Company or any Guarantor has been executed in connection with the SCA IPO; and

(g)  the Company and the Guarantors have also entered into a Credit Agreement, dated as of May 9, 2006, with JPMorgan Chase Bank, N.A., as Administrative Agent, and the lenders party thereto; no fees of any kind were paid to the Administrative Agent or such lenders in connection therewith other than customary fees for a credit facility of the type described in such agreement.

Section 5.  Conditions Precedent. Subject to Section 6 hereof, the amendments to the Note Purchase Agreement set forth in Section 2 of this Amendment No. 1 and the waiver set forth in Section 3 of this Amendment No. 1 shall become effective in accordance with Article 17 of the Note Purchase Agreement, as of the date hereof, upon (i) delivery to the Company of counterparts hereof executed by the Required Holders, (ii) delivery to the Noteholders on or prior to May 31, 2006 of counterparts hereof executed by the Company and the Guarantors, (iii) payment by the Company and the Guarantors of an amendment fee to each Noteholder by wire transfer of immediately available funds (in accordance with the wiring instructions for payments under the Note Purchase Agreement previously provided by the Noteholders to the Company) in an aggregate amount equal to 0.125% (12.5 basis points) of the aggregate principal amount of the Notes held by such Noteholder on the date hereof; provided that the representations and warranties set forth in Section 5 were true and correct on the date hereof and are true and correct immediately after the satisfaction of the last to be completed of the conditions set forth in clauses (i), (ii) and (iii) of this Section 5.

Section 6.  Termination of Effectiveness. The amendments set forth in Section 2 hereof and the waiver set forth in Section 3 hereof shall cease to be effective on March 31, 2007 if the SCA IPO has not been consummated on or prior to such date.

Section 7.  Miscellaneous. Except as herein provided, the Note Purchase Agreement shall remain unchanged and in full force and effect. This Amendment No. 1 may be executed in any number of counterparts, all of which taken together shall constitute one and the same agreement. This Amendment No. 1 shall be governed by, and construed in accordance with, the laws of the State of New York.

[signatures follow]

IN WITNESS WHEREOF, the Company, the Guarantors and the Noteholders have caused this instrument to be executed, all as of the day and year first above written.

X.L. AMERICA, INC.

By:  /s/ Brian M. O’Hara
       Name:  Brian M. O’Hara
       Title:    Director

XL CAPITAL LTD

By: /s/ Brian M. O’Hara
       Name:  Brian M. O’Hara
       Title:    President & Chief Executive Officer

XL INSURANCE (BERMUDA) LTD

By: /s/ Fiona E. Luck
       Name:  Fiona E. Luck
       Title:    Director

XL RE LTD

By: /s/ Fiona E. Luck
        Name:  Fiona E. Luck
        Title:    Director

ING USA ANNUITY AND LIFE INSURANCE
COMPANY (successor by merger to each of  Golden
American Life Insurance Company and Equitable
Life Insurance Company of Iowa)

ING LIFE INSURANCE & ANNUITY COMPANY
(fka Aetna Life Insurance & Annuity Company)

By: ING Investment Management LLC, as Agent

By: /s/ Paul Aronson
       Name:  Paul Aronson
       Title:    Vice President

THE NORTHWESTERN MUTUAL LIFE
INSURANCE COMPANY

By: /s/ Mark E. Kishler
       Name:  Mark E. Kishler
       Title:    Its Authorized Representative

TEACHERS INSURANCE AND ANNUITY
ASSOCIATION OF AMERICA

By: /s/ Loren S. Archibald
       Name:  Loren S. Archibald
       Title:    Managing Director

NEW YORK LIFE INSURANCE COMPANY

By: /s/ A. Post Howland
       Name:  A. Post Howland
       Title:    Investment Vice President

NEW YORK LIFE INSURANCE AND ANNUITY
CORPORATION

By: New York Life Investment Management LLC,
        Its Investment Manager

By:  /s/ A. Post Howland
        Name:  A. Post Howland
        Title:    Director

NATIONWIDE LIFE INSURANCE COMPANY
NATIONWIDE MUTUAL FIRE INSURANCE
COMPANY
NATIONWIDE LIFE AND ANNUITY INSURANCE
COMPANY
NATIONWIDE LIFE INSURANCE COMPANY
SEPARATE ACCOUNT NPPVA
NATIONWIDE INDEMNITY COMPANY

By:  /s/ Joseph P. Young
        Name:  Joseph P. Young
        Title:    Authorized Signatory

MINNESOTA LIFE INSURANCE COMPANY

By: Advantus Capital Management, Inc.

By: /s/ Robert W. Thompson
       Name:  Robert W. Thompson
       Title:    Vice President

AMERICAN REPUBLIC INSURANCE COMPANY

By: Advantus Capital Management, Inc.

By: /s/ Robert W. Thompson
       Name:  Robert W. Thompson
       Title:    Vice President

GREAT WESTERN INSURANCE COMPANY

By: Advantus Capital Management, Inc.

By: /s/ Robert W. Thompson
       Name:  Robert W. Thompson
       Title:    Vice President

THRIVENT FINANCIAL FOR LUTHERANS

By: /s/ Alan D. Onstad
Name:  Alan D. Onstad
       Title:    Associate Portfolio Manager